Exhibit 5.1



                      Opinion of Stroock & Stroock & Lavan
                       as to Legality of the Certificates

                                                                 212-806-5400



October 7, 1996

Bear Stearns Mortgage
 Securities Inc.
245 Park Avenue
New York, New York 10167

Re:  BEAR STEARNS MORTGAGE SECURITIES INC.
     REGISTRATION STATEMENT ON FORM S-3

 We have acted as counsel for Bear Stearns Mortgage Securities Inc. (the "Company"), in connection with the authorization and issuance from time to time in one or more series of up to $5,000,000,000 aggregate principal amount of Mortgage Pass-Through Certificates issuable in series (the "Certificates"). A Registration Statement on Form S-3 relating to the Certificates (the "Registration Statement") is being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. As set forth in the Registration Statement, the Certificates will be issued from time to time in series by separate trusts established by the Company pursuant to the conditions of a separate pooling and servicing agreement (each, a "Pooling and Servicing Agreement") for each such series between the Company and an independent trustee.

     We have examined original or reproduced or certified copies of the Certificate of Incorporation and By-laws of the Company, records of actions taken by the Company's Board of Directors, a form of Pooling and Servicing Agreement, forms of Certificates and the prospectus and the prospectus supplement (the "Prospectus") forming a part of the Registration Statement and the other agreements and documents filed as exhibits thereto. We also have examined such other documents, papers, statutes and authorities as we deem necessary as a basis for the opinions hereinafter set forth. In our examination of such material, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us as certified or reproduced copies. We have also assumed for purposes of the opinion given in paragraph 2 below, that the Pooling and Servicing Agreement has been duly and validly authorized, executed and delivered by all parties thereto other than the Company. As to various matters material to such opinions, we have relied upon the representations and warranties in the form of Pooling and Servicing Agreement and statements and certificates of officers and representatives of the Company and others.

Based upon the foregoing, we are of the opinion that:

     1. When a Pooling and Servicing Agreement has been duly and validly authorized, executed and delivered by the Company, it will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

     2. When the Certificates have been duly and validly authorized by all necessary action on the part of the Company and when executed as specified in, and delivered pursuant to a Pooling and Servicing Agreement, and when sold as described in the Registration Statement, they will be validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement, and will evidence the entire beneficial ownership of the applicable Trust Fund.

     3. The information in the Prospectus under the caption "Certain Federal Income Tax Consequences," to the extent that it constitutes matters of law or legal conclusions, is correct in all material respects.

In rendering the foregoing opinions, we express no opinion as to laws of any jurisdiction other than the State of New York and the Federal law of the United States of America. Our opinions expressed in paragraphs 1 and 2 are subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws affecting creditors' rights generally and court decisions with respect thereto, and we express no opinion with respect to the application of equitable principles in any proceeding, whether at law or in equity.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the reference to us in the Prospectus and to the filing of this opinion as an exhibit to any application made by or on behalf of the Company or any dealer in connection with the registration of the Certificates under the securities or blue sky laws of any state or jurisdiction. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the General Rules and Regulations of the Securities and Exchange Commission thereunder.

Very truly yours,


STROOCK & STROOCK & LAVAN